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Exhibit 10.1


                              ACQUISITION AGREEMENT

THIS AGREEMENT made effective on the 14th day of March, 2005.



BETWEEN:

                  SHIMOCO LLC;

                  (the "Vendor")

AND:

                  SAGAX, INC., a Delaware corporation, with an address at 57 Hapoel Street, Herzlyia Pituach, Israel, 46600 (the "Company")

AND:

                  MIV THERAPEUTICS, INC., a Nevada corporation, with an address at Unit 1, 8765 Ash Street, Vancouver, BC, V6P 6T3;

                  (the "Purchaser")



WHEREAS:

A. The Company carries on the business of developing endovascular devices.

B. The Vendor has agreed to sell, and the Purchaser has agreed to purchase, 100% of the issued and outstanding shares of the Company and all assets and undertakings of the Company, as a going concern, on the terms and subject to the conditions provided in this Agreement.

     THIS AGREEMENT WITNESSES that in consideration of the premises and the covenants, agreements, representations, warranties and payments contained in this Agreement, the parties agree as follows:

1.       PURCHASE AND SALE OF ASSETS

1.1      Description of Assets

Upon the terms and subject to the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor 100 common shares of the Company which constitutes 100% of the issued and outstanding shares of the Company. The purchase by the Purchaser includes all the assets of the Company's business of every kind and description wherever situate including the following:

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         (a)      all right and interest of the Vendor to all patents and patent applications, registered and unregistered trademarks, trade or brand names, copyrights, designs, restrictive covenants and other industrial or intellectual property used in connection with the Company (the "Intangible Property"), including the Intangible Property described in the Schedule of Intangible Property;

         (b)      all inventories (the "Inventories") of the Company;

         (c) the accounts receivable, trade accounts noted receivable and other debts owing to the Company, and the full benefit of all securities for cash accounts, notes or debts (the "Receivables");

         (d) the benefit of all unfilled orders received by the Company or in connection with the Company, and all other contracts, engagements or commitments, whether written or oral, to which the Vendor is entitled in connection with the Company, and in particular all right, title and interest of the Vendor in, to and under the material agreements and contracts (the "Material Contracts") described in the Schedule of Material Contracts;

         (e)      the prepaid expenses (the "Prepaid Expenses") of the Company;
                  and,

         (f) the goodwill of the Company and the right of the Purchaser to represent itself as carrying on the Company's business in continuation of and in succession to the Vendor and the right to use the name "SagaX Inc." or any variation thereof as part of or in connection with the Company's business (the "Goodwill"), all of which are collectively called the "Assets".

2.       PURCHASE PRICE AND ALLOCATION

2.1 The purchase price payable by the Purchaser to the Vendor for the common shares of the Company and all of the Company's assets will be a total of 4,200,000 restricted common shares in the capital stock of the Purchaser, subject to Rule 144 of the SECURITIES ACT OF 1933, to be issued subject to the terms in paragraph 2.2.

2.2 The Purchaser agrees to issue 2,000,000 restricted common shares of the Purchaser to the Vendor within thirty (30) days of the effective date of this Agreement, an additional 1,100,000 restricted common shares of the Purchaser to the Vendor on successful completion of large animal trials, and a final 1,100,000 restricted common shares of the Purchaser to the Vendor on CE Mark approval relating to the Company's products, for an aggregate of 4,200,000 restricted common shares.

2.3 If the Purchaser's management decides to abandon the Company's neuro-vascular embolic stent filter medical device project; or if the Purchaser is placed into receivership; or if the Purchaser fails to fund the Company with at least $150,000 worth of cash or S-8 stock, in any six month period, then the Vendor, or its nominee, may repurchase the Company, including all of its intellectual property, in exchange for the return of all of the Purchaser's common shares issued for the purchase of the Company up until such time and a cash payment equal to 125% of all cash advanced to the Company by the Purchaser.

2.4 The Purchaser will finance the Company using commercially best efforts up to the amount of US$730,290 for the period of January - December 2005.

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2.5 In additional to the financing described in paragraph 2.4, the Purchaser will pay US$145,000 to the Vendor for debt reduction, of which US$80,000 will be paid in cash with the balance to be paid in common stock at US$0.25 per share.

2.7 The right to repurchase the Company, subject to the conditions in paragraph 2.3, expires one year after the effective date of this Agreement.

2.8 The Company will provide the Purchaser with a detailed budget acceptable to the CFO of the Purchaser and the Company will adhere to the use of proceeds contained in said budget, unless amended in writing with the agreement of the Purchaser.

3.       REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser will rely on the representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

3.1      Capacity to Sell

The Vendor is an individual who owns 100% of the issued and outstanding shares of the Company. The Vendor has the power and capacity to own and dispose of the Assets and to carry on the Company's business as now being conducted by it, and to enter into this Agreement and carry out its terms to the full extent.

3.2      Authority to Sell

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement have been duly and validly authorized by all necessary action on the part of the Vendor, and this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms except as may be limited by laws of general application affecting the rights of creditors.

3.3      Sale Will Not Cause Default

Neither the execution and delivery of this Agreement, nor the completion of the purchase and sale contemplated by this Agreement will:

         (a) violate any of the terms and provisions of any order, decree, statute, bylaw, regulation, covenant or restriction applicable to the Vendor, the Company or any of the Assets;

         (b) give any person the right to terminate, cancel or remove any of the Assets; or

         (c) result in any fees, duties, taxes, assessments or other amounts relating to any of the Assets becoming due or payable by the Purchaser in connection with the purchase and sale, except as otherwise provided in this Agreement or any Schedule to this Agreement.

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3.4      Assets

The Vendor owns and possesses and has a good marketable title to the Assets free and clear of all mortgages, liens, charges, pledges, security interest, encumbrances or other claims.

3.5      Books and Records

The books and records of the Vendor and the Company fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of the Vendor and the Company and all material financial transactions of the Vendor and the Company relating to the Company's business have been accurately recorded in those books and records.

3.6      Material Change

Since the date of the balance sheet included in the Statements there has not been:

         (a) any material change in the financial condition of the Company's business, its liabilities or the Assets other than changes in the ordinary course of business, none of which has been materially adverse;

         (b) any damage, destruction, loss or other event (whether or not covered by insurance) materially and adversely affecting the Assets or the Company's business;

3.7      Litigation

There is no litigation or administrative or governmental proceeding or inquiry pending, or to the knowledge of the Vendor, threatened against or relating to the Vendor, the Company's business, or any of the Assets, nor does the Vendor know of or have reasonable grounds to believe that there is any basis for any such action, proceeding or inquiry.

3.8      Conformity With Laws

All governmental licenses and permits required for the conduct in the ordinary course of the operations of the Company's business and the uses to which the Assets have been put, have been obtained and are in good standing and such conduct and uses are not in breach of any statute, bylaw, regulation, covenant, restriction, plan or permit, including those regulating the discharge of materials into the environment and the storage, treatment and disposal of waste or otherwise relating to the protection of the environment and the health and safety of persons. For greater certainty, the Assets have not been used in a manner that does or will give rise to any obligation of restoration or removal or any liability for the costs of restoration or removal or for the payment of damages to any third party.

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3.9      Forward Commitments

All outstanding forward commitments by or on behalf of the Vendor or the Company for the purchase or sale of the Inventories have been made in accordance with established price lists of the Company or its suppliers, or if otherwise, then in accordance with the Company's normal business custom in varying those established price lists.

3.10     Employees

The Company has no employees.

3.11     Material Contracts

The Schedule of Material Contracts contains a true and correct listing of each written or oral contract of the following types to be acquired or assumed by the
Purchaser:

         (a) contracts or commitments out of the ordinary course of business;

         (b) contracts or commitments involving an obligation to pay in the aggregate $1,000 or more or of a duration greater than one year;

         (c) contracts or commitments affecting ownership of, or title to, or any interest in real estate or in personal property;

         (d)      contracts or commitments in respect of the Intangible
                  Property;

         (e) except as prohibited by statute or regulation, contracts or commitments in respect of bonuses, incentive compensation, pensions, group insurance or employee welfare plans, all of which are fully funded as determined by an independent and reputable firm of actuaries employed by the Vendor; and

         (f) employment contracts, consultant contracts or commitments other than unwritten employment contracts of indefinite duration entered into in the ordinary course of the Company's business.

3.12     No Defaults

Except as otherwise expressly disclosed in this Agreement or in any Schedule to this Agreement, there has not been any default in any obligation to be performed under any Material Contract, each of which is in good standing and in full force and effect, unaltered, except as set forth in the Schedule of Material Contracts.

3.13     Accuracy of Representations

No certificate furnished by or on behalf of the Vendor or the Company to the Purchaser at closing in respect of the representations, warranties or covenants of the Vendor will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained in the certificate not misleading.

4.       COVENANTS OF THE VENDOR

4.1      Determination of Net Book Values

The Vendor will cause his auditors, certified public accountants, to determine as of the day immediately preceding closing, the net book value of the Receivables, Inventories and Prepaid Expenses, in accordance with generally accepted accounting principles, and furnish to each of the Vendor and Purchaser a certificate of such determination.

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4.2      Conduct of Business

Until closing, the Vendor will conduct the Company's business diligently and only in the ordinary course and will use his best efforts to preserve the Assets intact and to preserve, for the Purchaser, the Company's relationship with its suppliers, customers and others having business relations with it.

4.3      Access by Purchaser

The Vendor will give to the Purchaser and Purchaser's counsel, accountants and other representatives full access, during normal business hours throughout the period prior to closing, to all of the properties, books, contracts, commitments and records of the Vendor and the Company relating to the Company's business and the Assets, and will furnish to the Purchaser during that period all such information as the Purchaser may reasonably request.

4.4      Covenant of Indemnity

The Vendor will indemnify and hold harmless the Purchaser from and against:

         (a) any and all liabilities, whether accrued, absolute, contingent or otherwise, existing at closing and which are not agreed to be assumed by the Purchaser under this Agreement;

         (b) any and all damage or deficiencies resulting from any misrepresentation, breach of warranty or non-fulfillment of any covenant on the part of the Vendor under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Purchaser under this Agreement; and

         (c) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incident to any of the foregoing.

5.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor as follows; with the intent that the Vendor will rely on these representations and warranties in entering into this Agreement, and in concluding the purchase and sale contemplated by this Agreement.

5.1      Status of Purchaser

The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada, has the power and capacity to enter into this Agreement and carry out its terms.

5.2      Authority to Purchase

The execution and delivery of this Agreement and the completion of the transaction contemplated by this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms except as limited by laws of general application affecting the rights of creditors.

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6.       SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1      Vendor's Representations, Warranties and Covenants

All statements contained in any certificate or other instrument delivered by or on behalf of the Vendor under this Agreement or in connection with the transaction contemplated by this Agreement will be deemed to be representations and warranties by the Vendor. All representations, warranties, covenants and agreements made by the Vendor in this Agreement or under this Agreement will, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Vendor or the Purchaser subject to the provisions of this Agreement and will continue in full force and effect for the benefit of the Purchaser.

6.2      Limitation on Vendor's Indemnity

No claim by the Purchaser under the covenant of indemnity contained in this Agreement or for damages or other relief in respect of breach of warranty or breach of covenant by the Vendor under this Agreement will be valid unless written notice of the claim is given by the Purchaser to the Vendor before the expiration of 30 months after closing.

6.3      Purchaser's Representations, Warranties and Covenants

All representation, warranties, covenants and agreements made by the Purchaser in this Agreement or under this Agreement will, unless otherwise expressly stated, survive closing and any investigation at any time made by or on behalf of the Vendor or the Purchaser and will continue in full force and effect for the benefit of the Vendor.

7.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PURCHASER

All obligations of the Purchaser under this Agreement are subject to the fulfillment at or before closing of the following conditions:

7.1      Vendor's Representations and Warranties

The Vendor's representations and warranties contained in this Agreement and in any certificate or document delivered under this Agreement or in connection with the transactions contemplated by this Agreement will be true at and as of closing as if such representations and warranties were made at and as of such time.

7.2      Vendor's Covenants

The Vendor will have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by it before or at closing.

The foregoing conditions are for the exclusive benefit of the Purchaser and any such condition may be waived in whole or in part by the Purchaser at or before closing by delivering to the Vendor a written waiver to that effect signed by the Purchaser.

8.       CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE VENDOR

All obligations of the Vendor under this Agreement are subject to the fulfillment, before or at closing, of the following conditions:

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8.1      Purchaser's Representations and Warranties

The Purchaser's representations and warranties contained in this Agreement will be true at and as of closing as though such representations and warranties were made as of such time.

8.2      Purchaser's Covenants

The Purchaser will have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it at or before closing.

8.3      Consents of Third Parties

All consents or approvals required to be obtained by the Vendor for the purpose of selling, assigning or transferring the Assets have been obtained, provided that this condition may only be relied upon by the Vendor if the Vendor has diligently exercised its best efforts to procure all such consents or approvals and the Purchaser has not waived the need for all such consents or approvals.

Each of the foregoing conditions is for the exclusive benefit of the Vendor and any such condition may be waived in whole or part by the Vendor at or before closing by delivering to the Purchaser a written waiver to that effect signed by the Vendor.

9.       CLOSING

9.1      Time of Closing

Subject to the terms and conditions of this Agreement, the purchase and sale of the Assets will be completed at a closing to be held at such time and date as agreed upon in writing between the parties.

9.2      Place of Closing

The closing will take place at the offices of the Purchaser's solicitors, 702-777 Hornby Street, Vancouver, British Columbia.

9.3      Documents to be Delivered by the Vendor

At the closing the Vendor will deliver or cause to be delivered to the
Purchaser:

         (a) all deeds of conveyance, bills of sale, transfer and assignments in form and content satisfactory to the Purchaser's counsel, appropriate to effectively vest a good and marketable title to the Assets in the Purchaser to the extent contemplated by this Agreement, and immediately able to be registered in all places where registration of such instruments is required;

         (b) all consents or approvals required to be obtained by the Vendor or the Company for the purpose of validly assigning the Material contracts;

         (c)      possession of the Assets;

         (d) duly executed releases of, or evidence to the reasonable satisfaction of the Purchaser as to the discharge of any and all liabilities which the Purchaser has not agreed to assume and which may be enforceable against any of the Assets being purchased under this Agreement;

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         (e)      certified copies of those resolutions of the shareholders and directors of the Company required to be passed to authorize the execution, delivery and implementation of this Agreement and of all documents to be delivered by the Vendor under this Agreement;

         (f)      the certificate of the Vendor's auditors prepared under
                  section 4.1 of this Agreement; and,

         (g)      a statement of the Assumed Liabilities signed by the Vendor.

9.4      Documents to be Delivered by the Purchaser

At the closing the Purchaser will deliver or cause to be delivered:

         (a)      a share certificate payable to the Vendor or its nominees.

         (b) a legal opinion from the Vendor's legal counsel that this agreement is binding and that the Vendor is duly authorized to transfer ownership of 100% of the Assets, and that Saga X owns the legal title to the patents listed in the Schedule of Intangible Property.

10.       RISK OF LOSS

From the date of this Agreement to closing, the Assets will be and remain at the risk of the Vendor. If any of the assets are lost, damaged or destroyed before closing, the Purchaser may, in lieu of terminating this Agreement, elect by notice in writing to the Vendor to complete the purchase to the extent possible without reduction of the purchase price, in which event all proceeds of any insurance or compensation in respect of such loss, damage or destruction will be payable to the Purchaser and all right and claim of the Vendor to any such amounts not paid by closing will be assigned to the Purchaser.

11.      UNCOLLECTED RECEIVABLES

If any part of the Receivables sold under this Agreement are not collected by the Purchaser in full within 180 days after closing, the Vendor will pay to the Purchaser an amount equal to the excess of the uncollected amounts over the provision for doubtful accounts reflected in the auditors' determination of the net book value thereof, upon receipt of a reassignment by the Purchaser of the uncollected part of those accounts. Payment on account not appropriated by the Vendor will be applied to the oldest account owing by the Payor.


12.      FURTHER ASSURANCES

The parties will execute such further and other documents and do such further and other things as may be necessary to carry out and give effect to the intent of this Agreement.

13.      NOTICE

All notices required or permitted to be given under this Agreement will be in writing and personally delivered to the address of the intended recipient set forth on the first page of this Agreement or at such other address as may from time to time be notified by any of the parties in the manner provided in this Agreement.

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14.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties and there are no representations or warranties, express or implied, statutory or otherwise and no collateral agreements other than as expressly set forth or referred to in this Agreement.


15.      TIME OF THE ESSENCE

Time will be the essence of this Agreement.

16.      APPLICABLE LAW

This Agreement will be governed by and interpreted in accordance with the laws of British Columbia, Canada, and the parties agree to attorn to the jurisdiction of the Supreme Court of British Columbia.

17.      SUCCESSORS AND ASSIGNS

This Agreement will enure to the benefit of and be binding upon the parties and their respective successors and assigns.

18.      HEADINGS

The headings appearing in this Agreement are inserted for convenience of reference only and will not affect the interpretation of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement at New York, New York, USA, as of the day and year first above written.

M.I.V. Therapeutics, Inc.
(the "Purchaser")                                  (the "Vendor")


/s/ Alan Lindsay                                   /s/ D. Shimon
----------------                                   -------------
per: Alan Lindsay                                  per: Dr. Dov Shimon
Chairman, President & CEO                          title: President


SagaX Inc.
(the "Company")



/s/ D. Shimon
-------------
Dr. Dov Shimon
President


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                                   SCHEDULE I

                         SCHEDULE OF INTANGIBLE PROPERTY


























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                                   SCHEDULE II

                         SCHEDULE OF MATERIAL CONTRACTS

























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